Exhibit 99.5




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                    BEHRINGER HARVARD MOCKINGBIRD COMMONS LP
                           a Texas limited partnership
                                    (Grantor)

                                       to

                                JOHN H. DAVIDSON
                                    (Trustee)


                               for the benefit of

                         AMERICAN NATIONAL BANK OF TEXAS
                                  (Beneficiary)

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                              AMENDED AND RESTATED
                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

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                         Dated as of September 30, 2005

                     Property Location: Dallas County, Texas


               DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

                          Cherry Petersen & Landry, LLP
                    9400 North Central Expressway, Suite 1616
                               Dallas, Texas 75231
                           Attention: Terry R. Landry

             THIS INSTRUMENT CONTAINS INDEMNIFICATION PROVISIONS AND PROVISIONS LIMITING THE BENEFICIARY'S LIABILITY FOR NEGLIGENCE


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                       AMENDED AND RESTATED DEED OF TRUST,
                         ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


        THIS AMENDED AND RESTATED DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is executed effective as of September 30, 2005, by BEHRINGER HARVARD MOCKINGBIRD COMMONS LP, a Texas limited partnership ("Grantor"), whose address for notice hereunder is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, to JOHN H. DAVIDSON ("Trustee"), for the benefit of AMERICAN NATIONAL BANK OF TEXAS ("Beneficiary"), whose address for notice hereunder is 1101 East Plano Parkway, Suite I, Plano, Texas 75074; Attention: Denise Cansler.

                                    ARTICLE I
                                   DEFINITIONS

        SECTION 1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings:

                "Affiliate" means, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED THAT, in any event, any person that owns, directly or indirectly, ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation, or ten percent (10%) or more of the partnership or other ownership interests of any other person, will be deemed to be an Affiliate of such corporation, partnership or other person.

                "Indebtedness": The sum of all principal, interest and all other amounts evidenced by, due under or secured by the Loan Documents, together with all other direct, indirect, contingent, primary or secondary indebtedness of any character now or hereafter owing or to be owing by Grantor to Beneficiary in connection with the Loan Documents including amounts advanced to pay all or any portion of any indebtedness now or hereafter secured by the Property, it being contemplated that Grantor may become further indebted to Beneficiary in the future, and that Beneficiary may make further advances to or for the benefit or account of Grantor that will be secured by this Deed of Trust.

                "Loan": The Loan made to Grantor by Beneficiary as evidenced and secured by the Loan Documents.

                "Loan Documents": (a) The Loan Agreement (the "Loan Agreement") of even date herewith, executed by Grantor and Beneficiary, (b) the Promissory Note of even date


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        herewith (the "Note"), executed by Grantor, payable to the order of
        Beneficiary, in the stated principal amount of Thirty-Six Million Two Hundred Eighteen Thousand and No/100 Dollars ($36,218,000.00), (c) this Deed of Trust, (d) all other documents now or hereafter executed by Grantor, or any other person or entity, to evidence, secure or guaranty the payment of all or any portion of the Indebtedness or the performance of all or any portion of the Obligations or otherwise executed in connection with the Note or this Deed of Trust, and (e) all modifications, restatements, extensions, renewals and replacements of the foregoing.

                "Lofts": The following units, as described in the Residential Sub-Declaration: Loft 200, Loft 201, Loft 202,Loft 203, Loft 204, Loft 205, Loft 300, Loft 301, Loft 302, Loft 303, Loft 304 and Loft 305.

                "Mortgaged Property": (a) the real property described in EXHIBIT A attached hereto and by this reference made a part hereof, together with any greater estate therein as hereafter may be acquired by Grantor (the "Units"), (b) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the "Improvements"), (c) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Units, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (d) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Units and Improvements or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, trademarks, goodwill, chattel paper, documents, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs (the "Personalty"), (e) all reserves, escrows or impounds required under this Deed of Trust and all deposit accounts maintained by Grantor with respect to the Mortgaged Property, (f) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the "Plans"), (g) all leases, subleases, licenses, concessions, occupancy agreements, rental contracts, or other agreements (written or oral) now or hereafter existing relating to the use or occupancy of all or any part of the Mortgaged Property, together with all guarantees, letters of credit and other credit support, modifications, extensions and renewals thereof (whether before or after the filing by or against Grantor of any petition of relief under 11 U.S.C. ss. 101 et seq., as same may be amended from time to time (the "Bankruptcy Code")) and all


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        related security and other deposits (the "Leases") and all of Grantor's claims and rights (the "Bankruptcy Claims") to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code, (h) all of the rents, revenues, issues, income, proceeds, profits, and all other payments of any kind under the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (the "Rents"), (i) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, franchise agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "Property Agreements"), (j) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Units or any part thereof, (k) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (1) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor, (m) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property, (n) all trade names, trademarks, service marks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Mortgaged Property; (o) all of Grantor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Units, Improvements, Fixtures or Personalty; (p) all rights of Grantor as Declarant under that certain MASTER CONDOMINIUM DECLARATION FOR M CENTRAL MASTER CONDOMINIUM (the "MASTER DECLARATION") executed by Borrower as Declarant and filed September 16, 2005, recorded in Volume 2005182, Page 00111, Condominium Records of Dallas County, Texas; and all sub-unit declarations now or hereafter created pursuant to the terms thereof, including but not limited to that certain . RESIDENTIAL CONDOMINIUM DECLARATION FOR M CENTRAL RESIDENCES, A CONDOMINIUM (the "RESIDENTIAL SUB-DECLARATION") filed September 16, 2005, recorded in Volume 2005182, Page 00204, Condominium Records of Dallas County, Texas, (including, but not limited to, all Development Rights, Special Declarant Rights and other rights set forth in Section 3.6 of the Master Declaration), to the fullest extent that the following rights arise from or relate to, either directly or indirectly, the Mortgaged Property; and (q) all voting rights of Grantor (including, but not limited to all voting rights of in the Master Association) as the owner of the Mortgaged Property. As used in this Deed of Trust, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

                "Obligations": All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor or any other person or entity to Beneficiary or others as set forth in the Loan Documents.


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                "Permitted Encumbrances": The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Deed of Trust, together with the liens and security interests in favor of Beneficiary created by the Loan Documents, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Deed of Trust, materially and adversely affect the value of the Mortgaged Property or Grantor's intended use of the Mortgaged Property, impair the use or operations of the Mortgaged Property or impair Grantor's ability to pay its obligations in a timely manner.

                "Permitted Transfer": (a) Any transfer of any limited partnership interest in Grantor (but not including any conversion of a general partnership interest to a limited partnership interest) provided that BEHRINGER HARVARD MOCKINGBIRD COMMONS INVESTORS LP, a Texas limited partnership, at all times owns, directly or indirectly, at least fifty-one percent (51%) of the ownership interests in Grantor, and (b) any transfer of ownership interests in the general partner of Grantor to any Affiliate of the Guarantor so long as Guarantor maintains control of the Affiliate.

                "State": The State of Texas.

                "UCC": The Uniform Commercial Code of the State or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                    ARTICLE 2
                                      GRANT

        SECTION 2.1 GRANT. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor hereby GRANTS, BARGAINS, SELLS, CONVEYS and ASSIGNS to Trustee (and with respect to any portions of the Mortgaged Property that constitute personal property, to Beneficiary) the Mortgaged Property subject, however, to the Permitted Encumbrances; TO HAVE AND TO HOLD the Mortgaged Property to Trustee, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee and Beneficiary and their respective successors, substitutes and assigns.

                                    ARTICLE 3
                    WARRANTIES, REPRESENTATIONS AND COVENANTS

        Grantor warrants, represents and covenants to Beneficiary as follows:

        SECTION 3.1 TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Deed of Trust creates valid, enforceable first priority liens and


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security interests against the Mortgaged Property. Grantor warrants that Grantor has good, indefeasible and insurable title to the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Deed of Trust.

        SECTION 3.2 FIRST LIEN STATUS. Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or, in Beneficiary's discretion, provide a bond or other security satisfactory to Beneficiary for the payment of such claim.

        SECTION 3.3 PAYMENT AND PERFORMANCE. Grantor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.

        SECTION 3.4 REPLACEMENT OF FIXTURES AND PERSONALTY. Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Units or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary.

        SECTION 3.5 MAINTENANCE OF RIGHTS OF WAY, EASEMENTS AND LICENSES. Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Beneficiary, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property. Grantor shall comply with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

        SECTION 3.6 INSPECTION. Grantor shall permit Beneficiary and its agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

        SECTION 3.7 NOTICES BY GOVERNMENTAL AUTHORITY, TENANT, FIRE AND CASUALTY LOSSES, ETC. Grantor shall timely comply with and promptly furnish to Beneficiary, within five (5) days of receipt thereof, true and complete copies of any official notice or claim by any governmental authority or any tenants under Leases pertaining to the Mortgaged Property. Grantor shall immediately notify Beneficiary of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Mortgaged Property.


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        SECTION 3.8     INTENTIONALLY DELETED.

        SECTION 3.9     TRANSFER OR ENCUMBRANCE OF MORTGAGED PROPERTY.

                (a)     Without the prior written consent of Beneficiary,

                        (i) neither Grantor nor any other person or entity having an ownership or beneficial interest in Grantor shall (A) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any interest in the Mortgaged Property or any part thereof (including any partnership, membership, or any other ownership interest in Grantor); (B) further encumber, alienate, grant a Lien or grant any other interest in the Mortgaged Property or any part thereof (including any partnership, membership, or other ownership interest in Grantor), whether voluntarily or involuntarily; or (C) enter into any easement or other agreement granting rights in or restricting the use or development of the Mortgaged Property;

                        (ii) no new general partner, member, or limited partner having the ability to control the affairs of Grantor shall be admitted to or created in Grantor (nor shall any existing general partner or member or controlling limited partner withdraw from Grantor), and no change in Grantor's organizational documents relating to control over Grantor and/or the Mortgaged Property shall be effected; and

                        (iii) no transfer shall be permitted which would cause Guarantor to collectively own less than fifty percent (50%) of the beneficial interest in the General Partner (as defined in the Loan Agreement) of Grantor and not to have the power to direct the affairs of Grantor; provided however, notwithstanding the above, Permitted Transfers shall be allowed without Beneficiary's consent.

                (b)     As used in this Section 3.9, "transfer" shall include
        (i) an installment sales agreement wherein Grantor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Grantor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor's right, title and interest in and to any Leases or any Rents; (iii) the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of any partnership interest in any general partner in Grantor that is a partnership; (iv) the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of any voting stock in any general partner in Grantor that is a corporation; and (v) the sale, transfer, conveyance, mortgage, pledge, or assignment of any membership interest in any general partner of Grantor that is a limited liability company. "Transfer" is specifically intended to include any pledge or assignment, directly or indirectly, of a controlling interest in Grantor or its general partner, controlling member, or controlling limited partner for purposes of securing so-called "mezzanine" indebtedness to such transferor.


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                (c)     Beneficiary shall not be required to demonstrate any
        actual impairment of its security or any increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon Grantor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Beneficiary's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

                (d) Beneficiary's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or any interest in Grantor shall not be deemed to be a waiver of Beneficiary's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this paragraph shall be null and void and of no force and effect.

        SECTION 3.10    INTENTIONALLY DELETED.

        SECTION 3.11 NOTIFICATION OF ADVERSE CHANGES. Grantor shall promptly notify Beneficiary of the occurrence of any event or condition which, if not remedied, would result in a material, adverse change to the financial condition of Grantor or would materially and adversely affect the value of the Mortgaged Property or any portion thereof.

        SECTION 3.12 INDEMNIFICATION. Grantor agrees to indemnify, defend and hold Beneficiary harmless from and against any and all claims, charges, actions, suits, proceedings, lawsuits, obligations, liabilities, fines, penalties, costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by Beneficiary, alleged by or in favor of Grantor or any principal, partner, stockholder, officer, director, employee or agent thereof, or by or in favor of any broker, realtor, agent or other party claiming brokerage commissions or finder's fees in connection with the Loan (other than for claims for commissions or fees claimed by persons or parties employed or engaged by Beneficiary), or in connection with making or collecting the Loan or enforcing the Loan Documents. Grantor shall further indemnify Beneficiary and hold Beneficiary harmless against any and all liabilities (including any and all taxes and special assessments levied against the Mortgaged Property or any improvements, fixtures, or personal property located thereon), obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Beneficiary, in any way relating to, or arising out of, the Loan Documents or any of the transactions contemplated therein, or the construction and/or operation of the Mortgaged Property (except claims caused by the gross negligence or willful misconduct of Beneficiary), to the extent that any such indemnified liabilities result, directly or indirectly, from any claims made or actions, suits, or proceedings commenced by or on behalf of any person or entity other than Beneficiary. The obligations and provisions of this paragraph shall continue and remain in full force and effect after the Loan and other obligations of Grantor under this Deed of Trust and under the other Loan Documents have been paid or discharged in full and shall survive the termination of this Deed of Trust and the repayment of the Loan.


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        SECTION 3.13    PAYMENT OF TAXES. Grantor shall pay or cause to be paid
before delinquent, all taxes and assessments of every character in respect of the Mortgaged Property, or any part thereof, and promptly thereafter deliver to Beneficiary evidence satisfactory to Beneficiary of the timely payment of such taxes and assessments.

        SECTION 3.14 TAX AND INSURANCE IMPOUNDS. If an Event of Default occurs hereunder, at Beneficiary's option and upon its demand, Grantor shall, until all Indebtedness has been paid in full, pay to Beneficiary monthly, annually or as otherwise directed by Beneficiary an amount estimated by Beneficiary to be equal to (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority which are or may become a lien upon the Mortgaged Property and will become due for the tax year during which such payment is so directed, and (b) premiums for fire, hazard and insurance required pursuant to the Loan Documents when same are next due. If Beneficiary reasonably determines that any amounts paid by Grantor are insufficient for the payment of such taxes, assessments, levies, charges and/or insurance premiums, Beneficiary shall notify Grantor of the increased amounts required to pay all amounts when due, whereupon Grantor shall pay to Beneficiary within thirty (30) days thereafter the additional amount as stated in Beneficiary's notice. Upon an Event of Default, Beneficiary may apply all or any part of such deposits to the payment of any of the Indebtedness.

        SECTION 3.15    HAZARDOUS MATERIALS REPRESENTATIONS AND WARRANTIES.

                (a) HAZARDOUS MATERIALS. To the knowledge of Grantor, the Units and Improvements are not and have not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances or regulations (collectively, the "Hazardous Materials"), except in compliance with applicable law and as may be set forth in any written environmental report delivered to Beneficiary prior to the date hereof. "Hazardous Materials" shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Mortgaged Property which are used and stored in compliance with all applicable Hazardous Materials Laws.

                (b) HAZARDOUS MATERIALS LAWS. To the knowledge of Grantor, the Units and Improvements are in compliance with all laws, ordinances and regulations relating to Hazardous Materials ("Hazardous Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 ET SEQ.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section


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        2601 ET SEQ.; the Occupational Safety and Health Act, as amended, 29
        U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ.; and, all comparable state and local laws, laws of other jurisdictions or orders and regulations (including, without limitation, the Texas Water Code, the Texas Health & Safety Code and the Texas Solid Waste Disposal Act).

                (c) HAZARDOUS MATERIALS CLAIMS. There are no claims or actions ("Hazardous Materials Claims") pending or threatened against Grantor or the Mortgaged Property by any Governmental Authority or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

                (d) STORAGE TANKS. No storage tanks (including, without limitation, petroleum or heating oil storage tanks), underground or above-ground, are present on or under the Units or have been on or under the Units, except as may be disclosed in any written environmental report delivered to Beneficiary prior to the date hereof.

        SECTION 3.16    HAZARDOUS MATERIALS COVENANTS.

                (a) NO HAZARDOUS ACTIVITIES. Grantor shall not cause or permit the Units or Improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials except in compliance with all applicable Hazardous Materials Laws.

                (b) COMPLIANCE. Grantor shall comply and cause the Units and Improvements to comply with all Hazardous Materials Laws.

                (c) NOTICES. Grantor shall promptly notify Beneficiary in writing of: (i) the discovery of any Hazardous Materials on, under or about the Units and Improvements; (ii) any knowledge by Grantor that the Units and Improvements do not comply with any Hazardous Materials Laws;
        (iii) any Hazardous Materials Claims; and (iv) any knowledge of Grantor with respect to the discovery of any occurrence or condition involving Hazardous Materials in, on or under the real property adjoining or in the vicinity of the Units.

                (d) REMEDIAL ACTION. In response to the presence of any Hazardous Materials on, under or about the Units or Improvements, Grantor shall immediately take, at Grantor's sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

        SECTION 3.17    INTENTIONALLY DELETED.


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        SECTION 3.18    COMPLIANCE WITH LAWS. Grantor shall promptly comply with
all governmental laws, ordinances and regulations applicable to the Mortgaged Property and Grantor's use and operation of the Mortgaged Property.

        SECTION 3.19 MAINTENANCE OF MORTGAGED PROPERTY. Grantor shall at all times maintain, preserve and keep the Mortgaged Property in good repair and condition and from time to time make all necessary and proper repairs and replacements and not commit or permit any waste on or of the Mortgaged Property and not do anything to the Mortgaged Property that may materially impair its value.

        SECTION 3.20    INTENTIONALLY DELETED.

                                    ARTICLE 4
                             DEFAULT AND FORECLOSURE

        SECTION 4.1 EVENTS OF DEFAULT. The term "Event of Default," shall have the meaning given in the Loan Agreement.

        SECTION 4.2 REMEDIES. If an Event of Default occurs, Beneficiary may, at Beneficiary's election, and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

                (a) ACCELERATION. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

                (b) ENTRY ON MORTGAGED PROPERTY. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

                (c) OPERATION OF MORTGAGED PROPERTY. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary or Trustee in connection therewith in accordance with the provisions of Section 4.8.

                (d) FORECLOSURE AND SALE. Sell or offer for sale the Mortgaged Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made in accordance with the applicable provisions of Section 51.002 of the

        Texas Property Code, as amended, or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust relating to the sale of real estate or by Chapter 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. At any such sale
        (i) whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to be physically present, or to have constructive possession of, the Mortgaged Property (Grantor shall deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Trustee had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Grantor,
        (iii) each recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law, and appointment of any successor Trustee hereunder, (iv) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (v) the receipt of Trustee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof, and (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary may be a purchaser at such sale and if Beneficiary is the highest bidder, may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash.

                (e) RECEIVER. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.8.

                (f) UCC. Exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the personal property or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the personal property, and (ii) request Grantor at its expense to assemble the personal property and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Any notice of sale, disposition or other intended action by Beneficiary with respect to the personal property sent to Grantor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Grantor.

                (g) OTHER. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Deed of Trust).

        SECTION 4.3 SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee, in his sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

        SECTION 4.4 REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

        SECTION 4.5 RELEASE OF AND/OR RESORT TO COLLATERAL. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Mortgaged Property.

        SECTION 4.6 WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of Trustee's election to exercise or his actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

        SECTION 4.7 DISCONTINUANCE OF PROCEEDINGS. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

        SECTION 4.8 APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

                (a) to the payment of the reasonable costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (i) Trustee's and receiver's fees and expenses, (ii) court costs, (iii) reasonable attorneys' and accountants' fees and expenses,
        (iv) costs of advertisement, (v) insurance premiums and (vi) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

                (b) to the payment of all amounts (including interest), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Beneficiary under the Loan Documents;

                (c) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Beneficiary in its sole discretion may determine; and

                (d) the balance, if any, to the payment of the persons legally entitled thereto.

        SECTION 4.9 OCCUPANCY AFTER FORECLOSURE. The purchaser at any foreclosure sale pursuant to Section 4.2(d) shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

        SECTION 4.10    ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF
ENFORCEMENT.

                (a) If any Event of Default exists, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary under this
        Section 4.10, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate (as defined in the Note), and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

                (b) Grantor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

        SECTION 4.11 NO MORTGAGEE IN POSSESSION. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

        SECTION 4.12 ACTIONS AND PROCEEDINGS. Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Beneficiary, in its discretion, decides should be brought to protect its interest in the Mortgaged Property.

                                    ARTICLE 5
                         ASSIGNMENT OF RENTS AND LEASES

        SECTION 5.1 ASSIGNMENT. Grantor hereby irrevocably assigns to Beneficiary all of Grantor's right, title and interest in, to and under: (a) all leases of the Mortgaged Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Mortgaged Property or any portion thereof, whether now existing or entered into after the date hereof ("Leases") and all amounts payable and all rights and benefits accruing to Grantor; and (b) the rents, revenue, income, issues, deposits and profits of the Mortgaged Property, including, without limitation, all amounts payable and all rights and benefits accruing to Grantor under the Leases ("Rents"). The terms "Leases" shall also include all guarantees of and security for the lessees' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary's right to the Leases and Rents is not contingent upon, and may be exercised without possession of, the Mortgaged Property.

        SECTION 5.2 GRANT OF LICENSE. Beneficiary confers upon Grantor a license (the "License") to collect and retain the Rents as they become due and payable, until the occurrence of an Event of Default. Upon an Event of Default, the License shall be automatically revoked and Beneficiary may collect and apply the Rents pursuant to Section 4.8 without notice and without taking possession of the Mortgaged Property. Grantor hereby irrevocably authorizes and directs the lessees under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the lessees' undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Event of Default has actually occurred or is then existing hereunder. Grantor hereby relieves the lessees from any liability to Grantor by reason of relying upon and complying with any such notice or demand by Beneficiary.

        SECTION 5.3 EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Mortgaged Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; or (c) responsible or liable for any waste committed on the Mortgaged Property by the lessees under any of the Leases or any other parties; for any dangerous or defective condition of the Mortgaged Property; or for any negligence in the management, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any lessee, license, employee, invitee or other person. Beneficiary and Trustee shall not directly or indirectly be liable to Grantor or any other person as a consequence of: (i) the exercise or failure to exercise by Beneficiary or Trustee, or any of their respective employees, agents, contractors or subcontractors, any of the rights, remedies or powers granted to Beneficiary or Trustee hereunder; or (ii) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Grantor arising under the Leases.

                                    ARTICLE 6
                               SECURITY AGREEMENT

        SECTION 6.1 SECURITY INTEREST. This Deed of Trust constitutes a "Security Agreement" on personal property within the meaning of the UCC and other applicable law with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Grantor grants to Trustee and Beneficiary, a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements sent to Grantor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

        SECTION 6.2 FINANCING STATEMENTS. Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor's chief executive office is in the State at the address set forth in the first paragraph of this Deed of Trust.

        SECTION 6.3 NO OBLIGATION OF TRUSTEE OR BENEFICIARY. The security interest herein granted shall in no event cause Trustee or Beneficiary to be deemed or construed as a mortgagee in possession of the Mortgaged Property, to obligate Trustee or Beneficiary to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

        SECTION 6.4 FIXTURE FILING. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

        SECTION 6.5 CONTINUING EFFECT NOTWITHSTANDING TERMINATION OF DEED OF TRUST. It is expressly agreed that until such time as the Indebtedness and Obligations have been paid and performed in full, or until the security interest granted hereby has been released in writing by Beneficiary, this Deed of Trust shall remain fully effective as a security agreement, notwithstanding that the lien on real property that is created by this Deed of Trust may be extinguished or released, by foreclosure of this Deed of Trust or otherwise.

                                    ARTICLE 7
                             CONCERNING THE TRUSTEE

        SECTION 7.1 CERTAIN RIGHTS. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by him in the performance of his duties hereunder. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by him in the performance of his duties. Grantor's obligations under this Section 7.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

        SECTION 7.2 RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

        SECTION 7.3 SUCCESSOR TRUSTEES. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

        SECTION 7.4 PERFECTION OF APPOINTMENT. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

                                    ARTICLE 8
                                  MISCELLANEOUS

        SECTION 8.1 LIMITATION ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Grantor and Beneficiary with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Beneficiary or charged by Beneficiary for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the state where the Mortgaged Property is located and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents:
(a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Indebtedness; and (b) if maturity is accelerated by reason of an election by Beneficiary, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Indebtedness. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit Beneficiary to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Beneficiary may contract for, take, reserve, charge or receive under the Loan Documents.

        SECTION 8.2 NOTICES. Any notice required or permitted to be given under this Deed of Trust shall be in writing and shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 8.2). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

        If to Grantor:          Behringer Harvard Mockingbird Commons LP
                                15601 Dallas Parkway, Suite 600
                                Dallas, Texas 75001
                                Attention:Chief Legal Officer
                                Facsimile No.: (214) 655-1610

        with a copy to:         Powell & Coleman, L.L.P.
                                8080 North Central Expressway, Suite 1380
                                Dallas, Texas 75206
                                Attention:  Patrick M. Arnold, Esq.
                                Facsimile No.: 214.373-8768

        If to Beneficiary:      American National Bank of Texas
                                1101 East Plano Parkway, Suite I
                                Plano, Texas  75074
                                Attention: Denise Cansler
                                Facsimile No.: 214.863.6410

        with a copy to:         Cherry, Petersen & Landry, LLP
                                9400 N. Central Expressway, Suite 1616
                                Dallas, Texas 75231
                                Attention: Terry Landry, Esq.
                                Facsimile No.: 214.265.7008

        SECTION 8.3 COVENANTS RUNNING WITH THE UNITS. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

        SECTION 8.4 ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the collateral, and
(d) while any Event of Default exists, to perform any obligation of Grantor hereunder; however: (i) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (ii) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the Default Rate; (iii) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (iv) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

        SECTION 8.5 SUCCESSORS AND ASSIGNS. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

        SECTION 8.6 NO WAIVER. Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Trustee or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

        SECTION 8.7 SUBROGATION. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

        SECTION 8.8 RELEASE OR RECONVEYANCE. Upon payment in full of the Indebtedness and performance in full of the Obligations, Beneficiary, at Grantor's expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor, as applicable.

        SECTION 8.9 WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

        SECTION 8.10 OBLIGATIONS OF GRANTOR, JOINT AND SEVERAL. If more than one person or entity has executed this Deed of Trust as "Grantor," the obligations of all such persons or entities hereunder shall be joint and several.

        SECTION 8.11 GOVERNING LAW. THIS DEED OF TRUST SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


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

        SECTION 8.12 HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

        SECTION 8.13 ENTIRE AGREEMENT. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

        SECTION 8.14 COUNTERPARTS. This Deed of Trust may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

        SECTION 8.15 PARTIAL RELEASES. Notwithstanding anything to the contrary contained in the Loan Documents, provided that an Event of Default has not occurred and is continuing or an event or condition has not occurred which with notice or the passing of time, or both, would become an Event of Default, under the Loan Documents, Beneficiary will grant a release of the lien of this Deed of Trust against any Loft that is part of the Mortgaged Property that is subject to an arms length contract of sale for fair market value upon the payment by Grantor to Beneficiary of an amount equal to (the "Partial Release Price"): the greater of (i) one hundred percent (100%) of the Net Sales Proceeds (as defined below) of the Loft, or (ii) the product of TWO HUNDRED EIGHTY AND NO/100 DOLLARS ($280.00) multiplied by the gross square feet contained within the subject Loft as such square footage is determined by the Residential Sub-Declaration. As used herein, the term "Net Sales Proceeds" shall mean the amount of money and any other consideration by which the proceeds from the sale of the Mortgaged Property exceed the actual out of pocket, customary and reasonable third party direct sales expenses, including, without limitation, brokerage commissions, attorneys' fees, title company expenses, and any other customary charges and fees due on a real estate transaction in Dallas, Texas.

        SECTION 8.16 AMENDED AND RESTATED DEED OF TRUST. This Deed of Trust amends, modifies, renews, extends, restates and replaces that certain Deed of Trust, Security Agreement and Financing Statement (the "ORIGINAL DEED OF TRUST") datedNovember 8, 2004, executed by Grantor to Gerald W. Gurney and/or John C. O'Shea, as Trustee, for the benefit of Texans Commercial Capital, LLC, as beneficiary thereunder, filed of record in the Real Property Records of Dallas County, Texas which Original Deed of Trust was subsequently assigned, conveyed and transferred as of the date hereof to Beneficiary and which secured that certain Promissory Note (the "ORIGINAL NOTE") dated November 8, 2004, in the original principal amount of SEVENTEEN MILLION AND NO/100 DOLLARS ($17,000,000.00) executed by Grantor, as the maker thereof, and payable to the order of Texans Commercial Capital, LLC, as the payee thereof, which Original Note has been subsequently assigned and endorsed as of the date hereof to Beneficiary. The Note is entitled to all of the liens, benefits and priorities of the Original Note as secured by the Original Deed of Trust as restated and replaced hereby.

        Except as modified pursuant to the terms hereof or of the other Loan Documents, the terms of the Original Note and the Original Deed of Trust are hereby ratified and reaffirmed in every respect and shall remain in full force and effect. All of the Grantor's obligations under the Original Note, as amended and replaced by the Note, shall be and are secured by the Original Deed of Trust, as restated and replaced hereby. Nothing herein contained shall be construed to impair the lien of the Original Deed of Trust or the priority thereof, and nothing herein contained shall affect or impair any right, power or remedy granted to the Beneficiary under the Original Note or the Original Deed of Trust or be considered as a waiver of any such right, power or remedy except as expressly provided herein. All of the terms of the Original Deed of Trust are superceded by and subsumed within the terms hereof; provided, however, that this Deed of Trust shall not operate to discharge, satisfy, cancel, release or repay, or be deemed a novation of, the indebtedness evidenced by the Original Note, which indebtedness is hereby expressly preserved and confirmed in all respects.

        8.17 limit Any obligation or liability of Grantor hereunder shall be enforceable only against, and payable only out of, the property of such party, and in no event shall any officer, director, shareholder, partner, beneficiary, agent, advisor or employee of Borrower, be held to any personal liability whatsoever or be liable for any of the obligations of the parties hereunder, or the property of any such Persons be subject to the payment of any such obligations, except in the case of certain Persons as otherwise specifically provided in the Loan Documents and where such Persons have executed a written agreement pertaining thereto.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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

        EXECUTED as of the date first above written.

                                BEHRINGER HARVARD MOCKINGBIRD COMMONS LP, a
                                Texas limited partnership

                                By: Behringer Harvard Mockingbird Commons GP, LLC, a Texas limited liability company, its General Partner

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


STATE OF TEXAS             ss.
                           ss.
COUNTY OF _________________ss.

        This instrument was acknowledged before me this _____ day of ________________, 2005, by _______________, ___________ of Behringer Harvard
Mockingbird Commons GP, LLC., a Texas limited partnership, acting in its capacity as the General Partner of Behringer Harvard Mockingbird Commons LP, a Texas limited partnership, on behalf of said limited partnership.


                                ________________________________________________
                                Notary Public

My Commission Expires:
                                ________________________________________________
_____________________           Printed name of Notary

                                    EXHIBIT A

                                LEGAL DESCRIPTION
                                -----------------


BEING:

(i) certain condominium units of M CENTRAL MASTER CONDOMINIUM, as described in that certain MASTER CONDOMINIUM DECLARATION FOR M CENTRAL MASTER CONDOMINIUM, filed September 16, 2005, recorded in Volume 2005182, Page 00111, Condominium Records of Dallas County, Texas (the "Master Condominium Declaration"), and being the following Units: the Hotel Unit, the Retail Unit, the Hotel Room Units and certain Sub-Units described in (ii) below, and which are more particularly described in the Map (as defined in the Master Condominium Declaration), together with all General Common Elements and Limited Common Elements (as defined in the Master Condominium Declaration) appurtenant thereto and all other rights, title and interest appurtenant thereto under the Master Condominium Declaration, together with

(ii) certain condominium units of M CENTRAL RESIDENCES, A CONDOMINIUM, as described in that certain RESIDENTIAL CONDOMINIUM DECLARATION FOR M CENTRAL RESIDENCES, A CONDOMINIUM (the "Residential Condominium Declaration"), filed September 160, 2005, recorded in Volume 2005182, Page 00204, Condominium Records of Dallas County, Texas, which is a Sub-Unit Declaration and creates a Sub-Unit Condominium, and being the following Residences designated in Exhibit C to the Residential Condominium Declaration: Loft 200, Loft 201, Loft 202,Loft 203, Loft 204, Loft 205, Loft 300, Loft 301, Loft 302, Loft 303, Loft 304, Loft 305 and the Penthouse in Hotel Tower, and which are more particularly described in the Residential Map (as defined in the Residential Condominium Declaration), together with all Residential Common Elements (as defined in the Residential Condominium Declaration) appurtenant thereto and all other rights, title and interest appurtenant thereto under the Residential Condominium Declaration.


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